SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): December 1, 1997 (November 26,
1997)


                             ATC GROUP SERVICES INC.
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             (Exact name of registrant as specified in its charter)


  Delaware                     No.: 001-10583                     46-0399408
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 (State or other                   (Commission               (I.R.S. employer
 jurisdiction of                   file number)           identification number)
 incorporation)

              104 East 25th Street, 10th Floor, New York, NY 10010
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 353-8280



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          (Former name or former address, if changed since last report)







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Item 5. Other Events.

     On November 26, 1997, ATC Group Services Inc. ("ATC") entered into an Agreement and Plan of Merger (the "Agreement") with Acquisition Holdings, Inc. ("Parent"), and Acquisition Corp., a wholly owned subsidiary of Parent ("Sub"). Parent and Sub are affiliates of WPG Corporate Development Associates V, L.P. ("WPG"), an affiliate of Weiss, Peck & Greer, L.L.C. Pursuant to the Agreement, WPG, through Sub, among other things, is to commence an all-cash tender offer for all outstanding shares of ATC at a price of $12 per share. The tender offer is to be followed by the merger of ATC and Sub in which each outstanding share of ATC common stock will be converted into the right to receive $12 per share. The entire transaction is valued at approximately $150 million, including assumed debt of ATC.

     A special committee of independent directors of ATC recommended that the ATC board approve the Agreement and received the opinion of Lehman Brothers Inc. that the transaction is fair to ATC stockholders from a financial point of view. The ATC board approved the Agreement on November 26, 1997. George Rubin, ATC's chairman, and Morry F. Rubin, ATC's president and chief executive officer, who own in the aggregate 24% of the outstanding common stock of ATC on a fully diluted basis, previously entered into a stockholders' agreement with Parent pursuant to which they agreed to support the transaction with WPG.

     The expiration date of the tender offer is to be January 21, 1998, unless extended pursuant to the terms of the Agreement. The tender offer and merger are conditioned, among other things, on WPG's obtaining financing for the offer, a minimum of 50.1% of the outstanding ATC shares being tendered to WPG and the expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. WPG's offer is supported by a "highly confident" letter supporting the placement by BT Alex. Brown Incorporated of up to $100 million of senior subordinated notes and a commitment letter from Bankers Trust Company with respect to a loan of up to $50 million of senior secured debt.

     The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as
Exhibit 2.

Item 7.           Exhibits.

                    (c)  The following exhibits are filed with this report:

                    2. Agreement and Plan of Merger, dated as of November 26, 1997, among Acquisition Holdings, Inc., Acquisition Corp. and ATC Group Services Inc.

                    99. Joint Press Release issued by ATC Group Services Inc. and Weiss, Peck & Greer, L.L.C. on November 28, 1997 announcing execution of the Agreement and Plan of Merger.

                                    SIGNATURE

     Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ATC GROUP SERVICES INC.



                                     By: /s/   Morry F. Rubin
                                         --------------------
                                         Name:    Morry F. Rubin
                                         Title:   President & Chief Executive
                                                  Officer

Dated: December 1, 1997



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                               Exhibit Index Page

2 Agreement and Plan of Merger, dated as of November 26, 1997, among Acquisition Holdings, Inc., Acquisition Corp. and ATC Group Services, Inc.

99 Joint Press Release issued by ATC Group Services, Inc. and Weiss, Peck & Greer, L.L.C. on November 28, 1997 announcing execution of the Agreement and Plan of Merger.